UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              February 12, 2014

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2014 Datawatch Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. and William Blair & Company, L.L.C., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 1,755,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), at a price to the public of $28.50 per share (the “Offering Price”), less underwriting discounts. In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 263,250 Shares at the Offering Price to cover over-allotments, if any. The Company expects the Offering to close on or about February 19, 2014, subject to the satisfaction of customary closing conditions, and expects that the net proceeds to the Company from the Offering (excluding the exercise of the over-allotment option) will be approximately $46.5 million after deducting the estimated underwriting discounts and estimated offering expenses payable by the Company.  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Act”), as amended, or to reimburse the Underwriters for payments that the Underwriters may be required to make because of such liabilities.

The Shares are being offered and sold pursuant to a preliminary prospectus supplement dated February 10, 2014 and an accompanying base prospectus dated October 15, 2013, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-191425) that was declared effective by the Securities and Exchange Commission on October 15, 2013, and a registration statement on Form S-3 (File No. 333-193909) filed with the Commission pursuant to Rule 462(b) under the Act. The opinion of the Company’s counsel regarding the validity of the Shares to be issued by the Company is filed herewith as Exhibit 5.1.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 8.01 Other Events.

On February 13, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	1.1	Underwriting Agreement, dated as of February 12, 2014, by and among Datawatch Corporation and Canaccord Genuity Inc. and William Blair & Company, L.L.C., as representatives of the several underwriters named in Schedule I thereto.

	5.1	Opinion of Choate, Hall & Stewart LLP.

	23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

	99.1	Press Release, dated February 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

	By:	/s/ James Eliason
	Name:	James Eliason
	Title:	Chief Financial Officer

Date: February 13, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 12, 2014, by and among Datawatch Corporation and Canaccord Genuity Inc. and William Blair & Company, L.L.C., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Choate, Hall & Stewart LLP.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)..

99.1	Press Release, dated February 13, 2014.